Exhibit 32
Section 906 Certification
Leslie H. Wexner, the Chairman and Chief Executive Officer, and Stuart B. Burgdoerfer, the Executive Vice President and Chief Financial Officer, of L Brands, Inc. (the “Company”), each certifies that, to the best of his knowledge:

(i)
the Annual Report of the Company on Form 10-K dated March 23, 2018 for the fiscal year ended February 3, 2018 (the “Form 10-K”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ LESLIE H. WEXNER
Leslie H. Wexner Chairman and Chief Executive Officer

/s/ STUART B. BURGDOERFER
Stuart B. Burgdoerfer Executive Vice President and Chief Financial Officer

Date: March 23, 2018